Exhibit 99.01

Financial Statements

Tiny Prints, Inc.
Years Ended December 31, 2010, 2009, and 2008
With Report of Independent Auditors

Tiny Prints, Inc.

Financial Statements

Years Ended December 31, 2010, 2009, and 2008

Report of Independent Auditors

The Board of Directors and Shareholders
Tiny Prints, Inc.

We have audited the accompanying balance sheets of Tiny Prints, Inc. (the Company) as of December 31, 2010, 2009, and 2008, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tiny Prints, Inc. at December 31, 2010, 2009, and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

April 28, 2011

Tiny Prints, Inc.

Balance Sheets
(In Thousands, Except Share and Per Share Amounts)

	December 31
	2010	2009	2008
Assets
Current assets:
Cash and cash equivalents	$31,243	$18,905	$10,356
Restricted cash	–	650	5,296
Accounts receivable	449	190	199
Inventory	855	273	767
Prepaid expenses and other current assets	1,301	496	159
Total current assets	33,848	20,514	16,777

Property and equipment, net	2,461	1,126	819
Intangible assets, net	1,820	2,497	2,830
Deferred tax assets	659	374	338
Other assets	37	–	62
Total assets	$38,825	$24,511	$20,826

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,328	$7,133	$4,314
Accrued liabilities	4,616	3,895	2,082
Deferred revenue	245	217	54
Escrow account payable	–	–	3,000
Current portion of capital leases	91	58	–
Current portion of term loan	630	–	–
Other current liabilities	75	50	1,600
Total current liabilities	23,985	11,353	11,050

Long-term liabilities:
Capital leases	253	276	–
Term loan	1,370	–	–
Other long-term liabilities	321	351	–
Total long-term liabilities	1,944	627	–

Contingencies and commitments (Note 7)

Stockholders’ equity:
Series A convertible preferred stock, $0.00001 par value, 12,750,600 shares authorized and 12,750,504 shares outstanding on December 31, 2010, 2009, and 2008 Liquidation preference: $59,000	56,337	56,337	56,337
Series 1 common stock, $0.00001 par value, 40,000,000 shares authorized and 32,113, 2,701, and 0 shares outstanding on December 31, 2010, 2009, and 2008, respectively	–	–	–
Series 2 common stock, $0.00001 par value, 12,000,000 shares authorized and 9,953,679, 9,953,679, and 10,380,049 shares outstanding on December 31, 2010, 2009, and 2008, respectively	–	–	–
Additional paid-in capital, common stock	3,004	1,778	1,045
Accumulated deficit	(46,445)	(45,584)	(47,606)
Total stockholders’ equity	12,896	12,531	9,776
Total liabilities and stockholders’ equity	$38,825	$24,511	$20,826

The accompanying notes are an integral part of these financial statements.

Tiny Prints, Inc.

Statements of Operations
(In Thousands)

	Years Ended December 31
	2010	2009	2008

Revenue	$87,362	$56,466	$37,764
Cost of goods sold	48,905	30,330	22,145
Gross profit	38,457	26,136	15,619

Operating expenses:
Sales and marketing	24,321	11,878	7,789
Technology development	8,300	5,883	3,105
General and administrative	6,739	4,706	3,845
Total operating expenses	39,360	22,467	14,739
Operating income (loss)	(903)	3,669	880

Other income (expense)	(174)	(38)	109
Income (loss) before taxes	(1,077)	3,631	989
(Benefit from)/provision for income taxes	(216)	1,340	373
Net income (loss)	$(861)	$2,291	$616

The accompanying notes are an integral part of these financial statements.

Tiny Prints, Inc.

Statements of Stockholders’ Equity

Years Ended December 31, 2010, 2009, and 2008
(In Thousands, Except Share Amounts)

	Series A Convertible		Series 1		Series 2		Common Stock		Total
	Preferred Stock		Common Stock		Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity

Balance at December 31, 2007	–	$–	–	$–	22,500,000	$–	$15	$302	$317
Common stock contribution from stockholders	–	–	–	–	(450,000)	–	–	–	–
Issuance of Series A convertible preferred stock, net of financing costs of $2,663	12,750,504	56,337	–	–	–	–	337	–	56,674
Repurchase of common stock from stockholders	–	–	–	–	(11,669,951)	–	(8)	(48,524)	(48,532)
Stock-based compensation	–	–	–	–	–	–	701	–	701
Net income and comprehensive income	–	–	–	–	–	–	–	616	616
Balance at December 31, 2008	12,750,504	56,337	–	–	10,380,049	–	1,045	(47,606)	9,776
Common stock contribution from stockholders	–	–	–	–	(426,370)	–	–	–	–
Repurchase of common stock from stockholders	–	–	–	–	–	–	–	(262)	(262)
Issuance of common stock to employees upon exercise of options	–	–	2,701	–	–	–	5	–	5
Stock-based compensation	–	–	–	–	–	–	728	–	728
Adoption of ASC 740-10	–	–	–	–	–	–	–	(7)	(7)
Net income and comprehensive income	–	–	–	–	–	–	–	2,291	2,291
Balance at December 31, 2009	12,750,504	56,337	2,701	–	9,953,679	–	1,778	(45,584)	12,531
Issuance of common stock to employees upon exercise of options	–	–	29,412	–	–	–	51	–	51
Stock-based compensation	–	–	–	–	–	–	1,175	–	1,175
Net loss and comprehensive loss	–	–	–	–	–	–	–	(861)	(861)
Balance at December 31, 2010	12,750,504	$56,337	32,113	$–	9,953,679	$–	$3,004	$(46,445)	$12,896

The accompanying notes are an integral part of these financial statements.

Tiny Prints, Inc.
Statements of Cash Flows
(In Thousands)

	Year Ended December 31
	2010	2009	2008
Operating activities
Net income (loss)	$(861)	$2,291	$616
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	873	457	194
Amortization of purchased intangible assets	677	638	170
Stock-based compensation	1,175	728	701
Changes in operating assets and liabilities:
Accounts receivable	(259)	9	(23)
Restricted cash	650	46	(696)
Inventory	(582)	494	(469)
Prepaid expenses and other current assets	(805)	(337)	(76)
Deferred tax assets	(285)	(43)	(338)
Other assets	(37)	62	(39)
Accounts payable	11,195	2,819	2,916
Accrued liabilities	765	1,939	(1,965)
Deferred revenue	28	163	27
Net cash provided by operating activities	12,534	9,266	1,018

Investing activities
Purchases of property and equipment	(2,123)	(406)	(872)
Purchase of intangible assets	(50)	(1,630)	(1,400)
Restricted cash	–	1,600	(1,600)
Net cash used in investing activities	(2,173)	(436)	(3,872)

Financing activities
Principal payments of capital lease obligations	(74)	(24)	–
Proceeds from borrowing	2,000	–	–
Net proceeds from issuance of Series A convertible preferred stock	–	–	56,674
Net proceeds from issuance of common stock to employees upon exercise of options	51	5	–
Repurchase of common stock	–	(3,262)	(45,532)
Restricted cash	–	3,000	(3,000)
Net cash (used in) provided by financing activities	1,977	(281)	8,142

Net increase in cash and cash equivalents	12,338	8,549	5,288
Cash and cash equivalents at beginning of year	18,905	10,356	5,068
Cash and cash equivalents at end of year	$31,243	$18,905	$10,356

Supplemental disclosure of cash flow information
Cash paid for taxes	$1,561	$362	$886
Cash paid for interest	$48	$9	$–

Supplemental schedule of noncash investing and financing activities
Capital lease obligations entered into for new equipment	$84	$358	$–
Installment payment obligations for new intangible assets	$–	$275	$–

The accompanying notes are an integral part of these financial statements.

Tiny Prints, Inc.

Notes to Financial Statements

December 31, 2010

1. Description of Business and Significant Accounting Policies

Description of Business

Tiny Prints, Inc. (the Company) was founded in 2004 and is headquartered in Sunnyvale, California. The Company is a Web-based company comprising two brands offering premium, personalized, social stationery. The Company provides simple, modern, and unique stationery from photo birth announcements to baby shower and birthday invitations to Christmas cards, greeting cards, and holiday photo cards.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. While these estimates are based on management’s best knowledge of the current events and actions that may affect the Company in the future, actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity at the time of purchase of three months or less to be cash equivalents. At December 31, 2010, 2009, and 2008, money market funds with a fair value of $4,339,000, $3,479,000, and $3,885,000, respectively, which approximates cost and is readily observable, are included in cash and cash equivalents. The Company deposits cash and cash equivalents with high credit-quality financial institutions.

Fair Value of Financial Instruments

On January 1, 2008, the Company adopted the provisions of Accounting Standard Codification (ASC) 820 (formerly Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements) for financial assets and financial liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements.

On January 1, 2009, the Company adopted the provision of ASC 820-10 (formerly Financial Accounting Standards Board (FASB) Statement of Position No. 157-2, Effective Date of FASB Statement No. 157) for nonfinancial assets and nonfinancial liabilities, including goodwill and property and equipment.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

1. Description of Business and Significant Accounting Policies (continued)

The standard describes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value based on the following levels of inputs, the first two of which are considered observable and the last unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The adoption of ASC 820 and ASC 820-10 requires additional disclosures of assets and liabilities measured at fair value but did not have a material impact on the Company’s results of operations and financial condition. The Company’s balance of $31,243,000, $18,905,000, and $10,356,000 in cash and cash equivalents, as of December 31, 2010, 2009, and 2008, respectively, is valued using quoted prices in active markets for identical assets (Level 1). The Company did not have any Level 2 or 3 investments on hand as of December 31, 2010, 2009, or 2008.

The Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable, accounts payable, capital leases, term loan, accrued expenses, and other current liabilities. The carrying amounts of the Company’s cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses, and other current liabilities approximate their fair values due to their short-term nature. The carrying values of capital leases and term loan approximate fair value. The fair values of capital leases and term loan were based upon management’s best estimate of interest rates that would be available for similar capital leases and term loan as of December 31, 2010.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

1. Description of Business and Significant Accounting Policies (continued)

Effective January 1, 2008, the Company adopted ASC 825 (formerly SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The Company did not elect to adopt the fair value option under ASC 825.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, restricted cash, accounts receivable, and accounts payable. The risk associated with cash, cash equivalents, and restricted cash is reduced by the Company’s policy of investing in financial instruments with short-term maturities issued by highly rated financial institutions or the U.S. government.

The Company’s accounts receivable are derived from sales to customers primarily located in the United States who made payments through credit cards but for which cash is yet to be settled by the merchant service company and from revenue-sharing arrangements with high credit-quality merchants. The Company maintains return allowances based upon the expected returns for the shipped products.

Revenue Recognition

The Company generally sells its products through its Web sites, with customers primarily paying using credit cards. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery to the customer has occurred, the net sales price is fixed or determinable, and collectability is reasonably assured.

Product sales and shipping revenues, net of promotional discounts and return allowances, are recorded when the products are shipped and title passes to customers. Both title and risk of loss are transferred to the customers upon the product delivery to the shipping carrier. Return allowances, which reduce product revenue, are estimated using historical experience. Revenue from product sales is recorded net of sales taxes. The Company also generates revenue from order referral fees and revenue-sharing arrangements with merchants for customer Web site click-through orders that are placed on merchants’ Web sites and licensing of product designs. Revenue generated from order referrals and licensing of product designs is recognized in the period that the item is sold by the merchants, net of promotional discounts and returns, provided that there is persuasive evidence of an arrangement, the fee is fixed or determinable, no significant obligations remain, and collectability is reasonably assured.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

1. Description of Business and Significant Accounting Policies (continued)

Shipping charges billed to customers are included in revenue. The related shipping costs are included in the cost of goods sold in the accompanying statements of operations.

Advertising

Advertising costs, which consist primarily of online advertising, are expensed as incurred. Total advertising cost $16,600,000, $6,600,000, and $4,400,000 during the years ended December 31, 2010, 2009, and 2008, respectively.

Inventory

Inventory consists primarily of envelopes, which are valued at the lower of cost or market, with cost being determined using the first in, first out (FIFO) method. The Company establishes provisions for excess and obsolete inventories to reduce the carrying value of such inventories to their estimated net realizable value after evaluation of historical sales, future demand, market conditions, expected product lifecycles, and current inventory levels. Such provisions are charged to cost of goods sold.

Property and Equipment

Property and equipment, including equipment under capital leases, are stated at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Computer equipment	3 years
Furniture and fixtures	3 years
Purchased software	3 years
Machinery and equipment	5 years
Leasehold improvements	Shorter of the lease term or 3 years
Equipment capital leases	Shorter of the lease term or 5 years
Internally developed software	3 years

Tiny Prints, Inc.

Notes to Financial Statements (continued)

1. Description of Business and Significant Accounting Policies (continued)

The Company accounts for impairment of property, plant, and equipment in accordance with ASC 360 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets). Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated undiscounted future net cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. The carrying value of the asset is reviewed whenever the existence of facts, both internal and external, may suggest impairment. The Company did not recognize impairment charges in the periods presented.

Internal-Use Software and Web Site Development

Costs incurred to develop software for internal use are required to be capitalized and amortized over the estimated useful life of the software in accordance with ASC 350 (formerly Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, and Emerging Issues Task Force (EITF) 00-2, Accounting for Web Site Development Costs). Costs related to preliminary-stage software development, repair, maintenance, or Web site content development are expensed as incurred. During the years ended December 31, 2010, 2009, and 2008, the Company capitalized $647,000, $0, and $0, respectively, in eligible costs associated with Web site development and software developed for internal use. These capitalized amounts are amortized over the software’s estimated useful life, generally three years, and are included in property and equipment, net in the accompanying balance sheets. Related amortization expense totaled $136,000, $0, and $0 for the years ended December 31, 2010, 2009, and 2008, respectively.

Accounting for Stock-Based Compensation

The Company accounts for all awards granted, modified, or settled using the measurement, recognition, and attribution provisions of ASC 718 (formerly SFAS No. 123(R), Share-Based Payment). The Company established an Equity Incentive Plan in 2008.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

1. Description of Business and Significant Accounting Policies (continued)

Stock-based employee compensation expense related to stock options was recognized in the statements of operations for the years ended December 31, 2010, 2009, and 2008, as follows:

Statements of operations classifications
	Year Ended December 31
	2010	2009	2008

Cost of goods sold	$90,000	$85,000	$94,000

Sales and marketing	216,000	218,000	193,000
Technology development	228,000	218,000	155,000
General and administrative	634,000	178,000	224,000
Total operating expense	1,078,000	614,000	572,000
Total stock-based employee compensation expense	$1,168,000	$699,000	$666,000

The Company estimated the fair value of options granted at the date of grant using the Black-Scholes option-valuation model and the straight-line attribution approach with the following assumptions:

	Year Ended December 31
	2010	2009	2008

Dividend yield	–	–	–
Annual risk-free rate of return	1.34%–1.95%	1.65%–2.63%	2.64%–3.27%
Expected volatility	54%	57%	51%
Expected term (in years)	6.25	6.25	6.25

Option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option valuation models require the input of highly subjective assumptions, including expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, subjective input assumptions can materially affect the fair value estimate.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

1. Description of Business and Significant Accounting Policies (continued)

The Company estimates the expected volatility and the expected term in accordance with the requirements of ASC 718 (formerly SFAS No. 123(R) and SEC Staff Accounting Bulletin No. 107 (SAB 107) as amended by SEC Staff Accounting Bulletin No. 110 (SAB 110)). The expected volatility of the stock is based on public companies in the Company’s industry peer group because the Company does not have sufficient historical volatility data for its own stock. The expected term of options represents the period of time that options granted are expected to be outstanding. The expected term was calculated using the Securities and Exchange Commission staff’s “simplified” method to develop the estimate of the expected term of an employee stock option. The risk-free rate is based on U.S. Treasury zero-coupon issues with a remaining term similar to the expected term of the options used in the Black-Scholes valuation model. The Company’s dividend yield is 0%, since the Company has not paid, and does not expect to pay, dividends. The Company estimated its forfeiture rate using historical data.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 (formerly SFAS No. 109, Accounting for Income Taxes, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48)). Under ASC 740, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are expected more likely than not to be realized in the future.

Reclassifications

Certain prior year amounts in the statements of operations have been reclassified to conform with current year presentation. There was no impact on previous reported net income and cash flows as a result of this reclassification.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

2. Balance Sheet Accounts

Restricted Cash

Restricted cash consists of the following:

	December 31
	2010	2009	2008

Escrow account	$–	$–	$4,646,000
Money market instruments	–	650,000	650,000
	$–	$650,000	$5,296,000

Pursuant to the terms of the common stock repurchase agreement, $3,046,000, including $46,000 in interest as of December 31, 2008, was held in an escrow account by the Company and payable to the selling stockholders in September 2009. Also in the escrow account as of December 31, 2008, was $1,600,000 payable to holders of patents licensed by the Company, payable in September 2009. The payments to the selling stockholders and the holders of patents licensed were fulfilled in their entirety in 2009.

Under the terms of a bonus agreement entered into in connection with the Series A preferred stock financing completed in 2008, a bonus of $650,000 was due to an employee. A portion of the Series A preferred stock proceeds was restricted and invested in money market instruments to settle this bonus amount. The bonus was paid in full in February 2010.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

2. Balance Sheet Accounts (continued)

Property and Equipment

Property and equipment consist of the following:

	December 31
	2010	2009	2008

Computer equipment	$1,941,000	$902,000	$621,000
Internally developed software	647,000	–	–
Machinery and equipment	472,000	361,000	–
Purchased software	338,000	185,000	71,000
Furniture and fixtures	313,000	210,000	210,000
Leasehold improvements	155,000	151,000	143,000
	3,866,000	1,809,000	1,045,000
Less: accumulated depreciation	(1,405,000)	(683,000)	(226,000)
	$2,461,000	$1,126,000	$819,000

Depreciation and amortization expense totaled $873,000, $457,000, and $194,000 for the years ended December 31, 2010, 2009, and 2008, respectively.

Machinery and equipment financed through capital leases was $0, $358,000, and $0 for the years ended December 31, 2010, 2009, and 2008, respectively. Related accumulated depreciation was $93,000, $27,000, and $0 at December 31, 2010, 2009, and 2008, respectively.

Computer equipment financed through capital lease was $84,000, $0, and $0 for the years ended December 31, 2010, 2009, and 2008, respectively. Related accumulated depreciation was $16,000, $0, and $0 at December 31, 2010, 2009, and 2008, respectively.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

2. Balance Sheet Accounts (continued)

Intangible Assets

Intangible assets consist of the following:

	December 31
	2010	2009	2008

Licensed patents	$3,305,000	$3,305,000	$3,000,000
Less: accumulated amortization	(1,485,000)	(808,000)	(170,000)
	$1,820,000	$2,497,000	$2,830,000

Amortization expense totaled $677,000, $638,000, and $170,000 for the years ended December 31, 2010, 2009, and 2008, respectively.

The Company has licensed multiple patents for $0, $305,000, and $3,000,000 during each of the years ended December 31, 2010, 2009, and 2008, respectively, with a weighted-average amortization period of 4.9 years. The estimated amortization expense related to the acquired intangible assets for each of the next three years is summarized in the following table:

2011	$676,000
2012	676,000
2013	468,000
Total	$1,820,000

Tiny Prints, Inc.

Notes to Financial Statements (continued)

2. Balance Sheet Accounts (continued)

Accrued Liabilities

Accrued liabilities consist of the following:
	December 31
	2010	2009	2008

Payroll and related expenses	$1,997,000	$1,655,000	$1,073,000
Accrued income taxes	–	978,000	81,000
Accrued accounts payable	1,942,000	894,000	537,000
Sales tax payable	384,000	262,000	152,000
Deferred rent	191,000	52,000	89,000
Other	102,000	54,000	150,000
	$4,616,000	$3,895,000	$2,082,000

3. Stock Options and Warrants

Stock Options

In April 2008, the Board of Directors (the Board) of the Company adopted the 2008 Equity Incentive Plan (the Plan). The Plan authorizes the issuance of 5,498,230 shares of common stock, of which an additional 1,425,000, 426,370, and 3,646,860 shares were authorized during 2010, 2009, and 2008, respectively, to eligible participants, employees (including officers and directors who are also employees), and consultants in the form of incentive and nonqualified options. Unless expressly determined in writing by the Board, the options must be granted at not less than the fair market value of the shares of stock on the date of the grant. Incentive stock options must be granted at not less than 110% of the fair value of the shares of stock on the date of the grant if the optionee is a 10% stockholder. Options may be granted with vesting terms as determined by the Board and expire no later than ten years from the date of grant or expire no later than five years from the date of grant if the optionee is a 10% stockholder.

At the discretion of the Board, the Company may reserve to itself and/or its assignee in the award agreement a right of first refusal to purchase all shares that a participant (or a subsequent transferee) may propose to transfer to a third party and a right to repurchase unvested shares held by a participant.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

3. Stock Options and Warrants (continued)

Stock Option Activity

The following table summarizes information about stock options outstanding and exercisable at December 31, 2010:

	Options Outstanding			Options Exercisable(1)
Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Term (In Years)	Weighted-Average Exercise Price Per Share	Number of Shares	Weighted-Average Exercise Price Per Share

$1.60	603,900	8.42	$1.60	603,900	$1.60
$1.69	630,244	9.58	$1.69	630,244	$1.69
$1.76	2,221,766	7.53	$1.76	2,221,766	$1.76
$1.86	855,000	4.43	$1.86	855,000	$1.86
Total	4,310,910	7.34	$1.75	4,310,910	$1.75

(1)	All options under the Plan may be exercised prior to vesting but are subject to repurchase in the event the optionees’ employment is terminated prior to vesting in its entirety.

3. Stock Options and Warrants (continued)

A summary of the status of the Plan at December 31, 2010, 2009, and 2008, and changes during the years then ended are presented in the table below:

	Shares Available for Grant	Options Outstanding	Weighted-Average Exercise Price Per Share	Weighted-Average Contractual Term (In Years)

January 1, 2008	–	–
Authorized	3,646,860	–
Granted	(2,974,418)	2,974,418	$1.76
Exercised	–	–
Canceled	73,734	(73,734)	$1.76
December 31, 2008	746,176	2,900,684	$1.76	9.60
Authorized	426,370	–
Granted	(780,349)	780,349	$1.60
Exercised	–	(2,701)	$1.76
Canceled	467,101	(467,101)	$1.74
December 31, 2009	859,298	3,211,231	$1.72	8.77
Authorized	1,425,000	–
Granted	(1,524,707)	1,524,707	$1.79
Exercised	–	(29,412)	$1.74
Canceled	395,616	(395,616)	$1.70
December 31, 2010	1,155,207	4,310,910	$1.75	7.34

Options vested and expected to vest at December 31, 2010		4,052,616	$1.75	7.27
Options vested at December 31, 2010		2,654,310	$1.76	6.96

The aggregate grant date fair value of options granted during the years ended December 31, 2010, 2009, and 2008, was $1,373,000, $398,000, and $2,732,000, respectively. The fair value of options vested during the years ended December 31, 2010, 2009, and 2008, was $1,157,000, $710,000, and $626,000, respectively.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

3. Stock Options and Warrants (continued)

During the years ended December 31, 2010, 2009, and 2008, the Company granted stock options to purchase an aggregate of 1,524,707, 780,349, and 2,974,418 shares of common stock, respectively, with a weighted-average grant-date fair value of $0.92, $0.51, and $0.92, respectively, per share. As of December 31, 2010, there was $1,784,000 of total unrecognized compensation costs related to 1,656,600 unvested stock options expected to be recognized over a weighted-average period of approximately 2.23 years.

Warrants

In December 2009, the Company issued warrants to purchase 53,125 shares of common stock at an exercise price of $1.60 per share in connection with a Loan and Security Agreement (refer to Note 7). The warrants expire 5 years from the issuance date. The fair value of the warrants was determined to be $29,000 using the Black-Scholes method with the following assumptions: volatility of 57%, contractual life of 5 years, risk-free interest rate of 2.35%, and dividend yield of 0%. The fair value of the warrants is amortized over the commitment period, ending in April 2010, in other expense in the accompanying statements of operations.

In April 2008, the Company issued warrants to purchase 236,371 shares of common stock at an exercise price of $0.46 per share in connection with the Series A convertible preferred (Series A) stock financing (see Note 4). The warrants expire 7 years from the issuance date. The fair value of the warrants was determined to be $337,000 using the Black-Scholes method with the following assumptions: volatility of 51%, contractual life of 6.25 years, risk-free interest rate of 2.75%, and dividend yield of 0%. This fair value was recorded as Series A financing costs in the accompanying balance sheet at December 31, 2008.

4. Preferred Stock

In April 2008, The Company issued a total of 12,740,504 shares of Series A preferred stock at $4.627268 per share for gross proceeds of $59,000,000.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

4. Preferred Stock (continued)

Dividends

The Series A preferred stockholders are entitled to cumulative dividends at the annual rate of 6% from the date of issuance of the Series A preferred stock. Dividends accrue, whether or not declared, and are cumulative and payable upon redemption or qualified liquidity event. No dividends were declared as of December 31, 2010. Dividends shall cease to accrue and previously accrued dividends shall be deemed to be zero if the value of the Series A preferred stock exceeds certain thresholds in a qualified liquidity event.

Liquidation

Upon any liquidation, dissolution, or winding up of the Company (as defined in the Company’s certificate of incorporation, as amended), each holder of Series A preferred stock shall be entitled to be paid an amount in cash or marketable securities equal to $4.627268 (as proportionately adjusted for subsequent stock splits, stock combinations, and stock dividends affecting the Series A shares), plus all accrued but unpaid dividends. If upon any such liquidation, dissolution, or winding up of the Company, the Company’s assets to be distributed among the holders of the Series A preferred stock are insufficient to permit payment to such holders of the aggregate amount, which they are entitled to be paid, then the entire assets available to be distributed to the Company’s stockholders shall be distributed pro rata among such holders of Series A preferred stock based upon the aggregate liquidation value of the Series A preferred stock held by each such holder.

Conversion

Each share of Series A preferred stock is convertible at any time by the holder. The conversion price for each share of Series A shall be $4.627268 and is adjusted for certain events (including share splits and other events as defined). Conversion to common shares shall be mandatory upon the closing of an initial public offering resulting in proceeds of at least $50,000,000 and at an offering price equal to or greater than $13.8818 (as proportionally adjusted for subsequent stock splits, combinations, and dividends affecting the common stock).

Voting

Each share of Series A preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the Series A preferred stock is convertible.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

5. Common Stock

In connection with the reincorporation in Delaware on June 23, 2009, common stock was divided into two series, Series 1 common stock and Series 2 common stock. Series 1 common stock represents the stock to be issued upon the conversion of the Series A preferred stock, as well as the stock to be issued upon the exercise of options to purchase common stock. Series 2 common stock represents the stock held by the founders. The rights of the two series are substantially the same, except upon liquidation of the Company, the final proceeds allocated to Series 1 may be higher than Series 2 in certain liquidity scenarios.

In April 2008, the Company subdivided each outstanding share of the common stock into 25,000 shares of common stock, without any action by the holder thereof (the Stock Split).

In connection with the preferred stock financing described in Note 4, the Company repurchased from its existing stockholders, in a simultaneous transaction with the preferred stock financing, outstanding common stock shares of 11,669,951 for $48,532,000. Under the terms of the preferred stock financing and common stock repurchase agreements, common stock repurchase funds of $3,000,000 were placed in escrow to be paid during 2009. The escrow account balance of $3,000,000 was paid and settled in 2009 pursuant to the purchase agreement. In 2009, an additional $262,000 was also paid to the selling stockholders to cover selling stockholder expenses as provided in the original agreement. This amount was treated as incremental common stock repurchase funds in the accompanying balance sheet at December 31, 2009.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

6. Income Taxes

The components of the provision for income taxes are as follows:

	Year Ended December 31
	2010	2009	2008
Current:
Federal	$69,000	$1,161,000	$588,000
State	–	215,000	123,000
	69,000	1,376,000	711,000

Deferred:
Federal	(166,000)	7,000	(255,000)
State	(119,000)	(43,000)	(83,000)
	(285,000)	(36,000)	(338,000)
Total provision for (benefit from) income taxes	$(216,000)	$1,340,000	$373,000

Deferred tax assets (liabilities) consist of the following:

	December 31
	2010	2009	2008
Deferred tax assets:
Accruals and reserves	$256,000	$196,000	$457,000
Depreciation and amortization	–	108,000	–
Stock-based compensation	17,000	14,000	–
Net operating loss	164,000	–	–
Credits	340,000	56,000	13,000
Gross deferred tax assets	777,000	374,000	470,000

Deferred tax liability:
Depreciation and amortization	118,000	–	(132,000)
Gross deferred tax liability	118,000	–	(132,000)
Net deferred tax assets	$659,000	$374,000	$338,000

Tiny Prints, Inc.

Notes to Financial Statements (continued)

6. Income Taxes (continued)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of deferred assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Accordingly, based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets at December 31, 2010, will be fully realizable against future taxable income. As a result, the Company has not provided a valuation allowance against the deferred tax assets at December 31, 2010.

Reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31
	2010	2009	2008

Tax at federal statutory rate	34%	34%	34%
State taxes, net of federal benefit	6	6	6
Stock compensation expense	(44)	8	28
Other nondeductible items	(4)	4	9
Tax credits	31	(10)	(26)
Other	(3)	(5)	(13)
	20%	37%	38%

The Company generated federal research credits of approximately $98,000, $205,000, and $203,000 for 2008, 2009, and 2010, respectively. The California research credits generated are approximately $103,000, $216,000, and $235,000 for 2008, 2009, and 2010 respectively. The Company has research credit carryforwards of $203,000 for federal purposes and approximately $369,000 for California state tax purposes. The federal credits will begin to expire in 2030. The California credit can be carried forward indefinitely.

At December 31, 2010, the Company had a federal net operating loss carryforward of approximately $481,000, which will begin to expire in 2030.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

6. Income Taxes (continued)

Internal Revenue Code Section 382 places a limitation (the Section 382 Limitation) on the amount of taxable income that can be offset by net operating loss (NOL) carryforwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. In the event the Company has a change in ownership, utilization of the carryforwards could be restricted.

Effective January 1, 2009, the Company adopted FASB ASC 740-10 (formerly FASB Interpretation No. 48 (FIN 48)), Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under ASC 740-10, the Company is required to recognize in the financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. ASC 740-10 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, and disclosure. The Company recognized a cumulative impact upon adoption in the opening balance of retained earnings of $7,000.

At December 31, 2010, the Company had $300,000 of unrecognized tax benefits, of which $38,000 were recorded in the current year.

The Company’s policy is to record interest and penalties to unrecognized tax benefits as income tax expense.

A reconciliation of the beginning and ending unrecognized tax benefit amounts since adoption is as follows (in thousands):

Balance at January 1, 2009	$169
Increase related to 2009 tax positions	93
Balance at December 31, 2009	262
Decrease related to 2009 tax positions	(6)
Increase related to 2010 tax positions	44
Balance at December 31, 2010	$300

Tiny Prints, Inc.

Notes to Financial Statements (continued)

6. Income Taxes (continued)

The Company has a tax position for which it is reasonably possible the total amount of gross unrecognized tax benefits will decrease in the amount of $99,000 within 12 months of the year ended December 31, 2010.

The Company’s federal return is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending October 31, 2006 through December 31, 2010. The Company’s state returns are open to audit under the statute of limitations for the years ending October 31, 2006 through December 31, 2010.

7. Contingencies and Commitments

Purchase Commitments

Commitments for purchases of inventory to be received in future periods totaled $484,000 at December 31, 2010, all of which is due within one year.

Leases

In 2010, the Company entered into two operating lease agreements for office spaces and one operating lease agreement for co-location facility, where the Company leases server rack spaces in a secured datacenter. The original lease periods ranged from two years to less than five years.

In 2009, the Company entered into two five-year lease agreements for machinery and equipment and in 2010, the Company entered into one three-year lease agreement for computer equipment, all of which are classified as capital leases.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

7. Contingencies and Commitments (continued)

Gross and net lease commitments as of December 31, 2010, can be summarized as follows:

Operating Lease Commitments

Years ending December 31,
2011	$812,000
2012	937,000
2013	722,000
2014	334,000
Total gross lease commitments	$2,805,000

Capital Lease Commitments
Years ending December 31,
2011	$107,000
2012	107,000
2013	91,000
2014	77,000
Gross lease commitments	382,000
Less: interest	38,000
Net lease commitments	344,000
Capital lease obligation – short term	91,000
Capital lease obligation – long term	$253,000

Rent expense for all operating leases was $767,000, $760,000, and $582,000 for the years ended December 31, 2010, 2009, and 2008, respectively.

Tiny Prints, Inc.

Notes to Financial Statements (continued)

7. Contingencies and Commitments (continued)

Loan and Security Agreement

The Company entered into a Loan and Security Agreement (Commitment) with a bank in December 2009 for a term loan facility in the amount of $10,000,000 for general corporate purposes. The Company incurred $85,000 in origination fees, which were amortized over the commitment period ending in April 2010, in other expense in the accompanying statements of operations. The Company also issued warrants to purchase common stock (refer to Note 3). The Commitment is subject to a minimum draw of $2,000,000 by April 30, 2010. The Company did not borrow any funds by April 30, 2010, and as such, the Commitment was terminated.

The Company entered into a Loan and Security Agreement (LSA) with a bank in April 2010 for a term loan and line of credit in the aggregate amount of $10,000,000 for general corporate purposes. The term loan is for 40 months at a fixed interest rate of 5.5% or 1.5% above Prime Rate, whichever is greater at the time of draw, with 4 months of interest-only payments and 36 equal monthly payments of principal and interest. At December 31, 2010, $2,000,000 of the term loan was drawn and outstanding. The line of credit is for 36 months at a floating interest rate of 5.5% or 1.5% above Prime Rate, whichever is greater. At December 31, 2010, the Company has not drawn any funds under the line of credit. Moreover, under the terms of the LSA, the Company granted the lender security interest in all tangible assets as collateral.

Subsequent to the year ended December 31, 2010, the Company has drawn additional funds and repaid the entire loan (refer to Note 10).

Gross and net debt commitments as of December 31, 2010, can be summarized as follows:

Term Loan Commitments
Years ending December 31,
2011	$726,000
2012	726,000
2013	726,000
Gross debt commitments	2,178,000
Less: interest	178,000
Net debt commitments	2,000,000
Term loan obligation – short term	630,000
Term loan obligation – long term	$1,370,000

Tiny Prints, Inc.

Notes to Financial Statements (continued)

8. Related-Party Transactions

A common stockholder of the Company is also providing services to the Company as an independent designer. For the years ended December 31, 2010, 2009, and 2008, the Company paid $500, $1,000, and $15,000, respectively, in royalty to the stockholder for designs used in the Company’s products.

The Company entered into a Joint Co-Brand and Promotion Agreement (the Agreement) with a sister company in January 2009 and amended in December 2009 to refer click-through traffic to each other’s Web sites. For the years ended December 31, 2010, 2009, and 2008, the Company paid $53,000, $34,000, and $0 and received $68,000, $0, and $0, respectively, in revenue share for sales orders attributed to the referred click-through traffic.

9. Employee Benefit Plan

The Company sponsors a 401(k) defined contribution plan covering all qualified employees. For the years ended December 31, 2010, 2009, and 2008, the Company made matching contributions of $315,000, $233,000, and $154,000, respectively, to the plan.

10. Subsequent Event

The Company evaluated subsequent events from the date of the accompanying financial statements through April 28, 2011, which was the date the financial statements were available to be issued.

The Company entered into a First Amendment in February 2011 to the existing LSA dated April 2010 to amend certain financial provisions. The remaining $8,000,000 from the line of credit was also drawn in February 2011.

The Company entered into an Agreement and Plan of Merger (the Merger Agreement) in March 2011 where the Company will not be the surviving company immediately after the merger. Due to the Merger Agreement, the Company paid off all its outstanding capital leases, term loan, and line of credit as of April 2011. The merger was completed in April 2011.